Exhibit 99.1

Copano Energy, L.L.C.		News Release

	Contacts:	Matt Assiff, SVP& CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY ENHANCES COMMODITY HEDGING PORTFOLIO
     HOUSTON — March 12, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that it has updated its commodity risk management portfolio for the 2008 and 2009 calendar years through the transactions summarized on the attached schedule. As a result of these transactions, Copano has acquired puts for ethane, propane, iso-butane, normal butane, natural gasoline and West Texas Intermediate crude oil at strike prices reflecting current market conditions, and has divested previously acquired put options on these products at lower strike prices. Additionally, Copano entered into a swap for normal butane to offset a portion of an existing normal butane swap and divested certain natural gas put options. The net cost for these transactions was approximately $10.1 million.
     “These transactions serve to right-size Copano’s 2008 and 2009 option-focused hedge portfolio and establish put strike prices significantly higher than the strike prices in our prior-year hedges,” said John Eckel, Chairman and Chief Executive Officer of Copano Energy. “We will continue to consider further improvements to our hedge portfolio on an ongoing basis.”
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
     This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that are not historical facts and instead address activities, events or developments that we expect or anticipate will or may occur in the future, including references to future goals or intentions, are forward-looking statements. We make these statements based on our past experience and our perception of historical trends, current conditions and expected future developments, as well as other considerations we believe are appropriate under the circumstances. Whether actual results and developments in the future will conform to our expectations is subject to numerous risks and uncertainties, many of which are beyond our control. Therefore, actual outcomes and results could differ materially from what is expressed, implied or forecast in forward-looking statements. Any differences could result from a number of factors, including the volatility of prices and market demand for natural gas and natural gas liquids; our ability to continue to obtain new sources of natural gas supply; the ability of key producers to continue to drill and successfully complete and attach new natural gas supplies; our ability to retain our key customers; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

SCHEDULE A
Copano Energy, L.L.C.
Summary of Commodity Hedges Purchased and Sold
(all hedges are settled monthly):
Purchased Purity Ethane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
April — December 2008	$0.8500	$0.6250	1,700
Calendar 2009	$0.7900	$0.5900	1,100
Purchased TET Propane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
April — December 2008	$1.3800	$0.8360	594
April — December 2008	$1.3800	$0.8975	370
Calendar 2009	$1.3300	$0.8725	600
Calendar 2009	$1.3300	$0.9650	100
Purchased Non-TET Iso-Butane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
April — December 2008	$1.7100	$0.9900	222
Calendar 2009	$1.6200	$1.0600	175
Calendar 2009	$1.6200	$1.1600	100
Purchased Non-TET Normal Butane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
April — December 2008	$1.6500	$0.9875	300
Calendar 2009	$1.5800	$1.0525	150
Calendar 2009	$1.5800	$1.1400	200
Purchased Non-TET Natural Gasoline Put Spread Options listed below:

	Put Strike
	(Per Barrel)		Put Volumes
	Bought	Sold	(Barrels Per Day)
Calendar 2009	$1.9800	$1.4400	120

Purchased WTI Crude Oil Put Spread Options listed below:

	Put Strike
	(Per Barrel)		Put Volumes
	Bought	Sold	(Barrels Per Day)
April — December 2008	$97.00	$55.00	150
April — December 2008	$97.00	$60.00	610
Calendar 2009	$92.00	$55.00	250
Calendar 2009	$92.00	$60.00	500
Sold CenterPoint East Natural Gas Put Options listed below:

	Put Strike	Put Volumes
	(Per Gallon)	(MMBtu Per Day)
April — December 2008	$7.7500	1,900
Purchased Non-TET Normal Butane Swap listed below:

	Price	Put Volumes
	(Per Gallon)	(Barrels Per Day)
Calendar 2009	$1.7025	320